News Release

FOR IMMEDIATE RELEASE

Investor Relations:	Media:
Alan Magleby	Mary Athridge
410-454-5246	212-805-6035
amagleby@leggmason.com	mkathridge@leggmason.com

LEGG MASON REPORTS RESULTS FOR THIRD FISCAL QUARTER

--	Third Quarter Net Income of $149.2 Million, or $1.58 per Diluted Share, Including:
•Tax Benefit of $213.7 Million, or $2.27 per Diluted Share Related to the New Tax Law
•Non-Cash Impairment Charge of $195.0 Million, or $1.62 per Diluted Share
•Discrete Tax Expense Items of $7.4 Million, or $0.08 per Diluted Share
-- Assets Under Management of $767.2 Billion
-- Long-term Net Inflows of $2.2 Billion for the Quarter

Baltimore, Maryland - January 24, 2018 - Legg Mason, Inc. (NYSE: LM) today reported its operating results for the third fiscal quarter ended December 31, 2017.

	Quarters Ended			Nine Months Ended
Financial Results	Dec	Sep	Dec	Dec	Dec
(Amounts in millions, except per share amounts)	2017	2017	2016	2017	2016
Operating Revenues	$793.1	$768.3	$715.2	$2,355.3	$2,163.8
Operating Expenses	820.4	623.9	604.1	2,131.0	1,851.4
Operating Income (Loss)	(27.3)	144.4	111.2	224.3	312.4
Net Income[1]	149.2	75.7	51.4	275.8	151.3
Net Income Per Share - Diluted[1]	1.58	0.78	0.50	2.86	1.43

Assets Under Management[2]
(Amounts in billions)
End of Period Assets Under Management	$767.2	$754.4	$710.4	$767.2	$710.4
Average Assets Under Management	759.9	750.3	716.7	750.6	719.7

(1) Net Income Attributable to Legg Mason, Inc.
(2) December 2016 Assets Under Management ("AUM") excludes $13.7 billion of separately managed account assets which were classified as Assets Under Advisement and reported as AUM effective April 1, 2017

Joseph A. Sullivan, Chairman and CEO of Legg Mason said, “Legg Mason’s fiscal third quarter included strong core results driven by robust performance and advisory fees, and a keen focus on expense management.

“Long-term inflows of $2.2 billion were driven by fixed income inflows, partially offset by equity outflows. Alternative flows were flat for the period.  Legg Mason’s adjusted operating margin3 was over 27%, the highest in nearly 10 years.  And finally, Global Distribution had another quarter of net positive flows with strong persistency of assets.

“Stepping back from the quarter, we are pleased that expanding client choice is positioning us to create better outcomes for clients while creating more diversification, resiliency and better long-term returns for shareholders.“

(3) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Assets Under Management of $767.2 Billion

Assets Under Management were $767.2 billion at December 31, 2017 compared with $754.4 billion at September 30, 2017, resulting from $13.5 billion in positive market performance and other, $2.2 billion in long-term inflows and $0.1 billion in acquisitions, partially offset by liquidity outflows of $2.3 billion, negative foreign exchange of $0.4 billion and realizations of $0.3 billion.

	Quarter Ended December 31, 2017
Assets Under Management	AUM (in billions)	Flows (in billions)		Operating Revenue Yield [1]
Equity	$207.6	$(3.2)		61 bps
Fixed Income	420.1	5.4		27 bps
Alternative	66.3	—	[2]	64 bps
Long-Term Assets	694.0	2.2
Liquidity	73.2	(2.3)		14 bps
Total	$767.2	$(0.1)		38 bps

(1) Operating revenue yield equals total operating revenues less performance fees divided by average AUM
(2) Excludes realizations of $0.3 billion

At December 31, 2017, fixed income represented 55% of AUM, while equity represented 27%, alternative represented 9% and liquidity represented 9%.

By geography, 69% of AUM was from clients domiciled in the United States and 31% from non-US domiciled clients.

Average AUM during the quarter was $759.9 billion compared to $750.3 billion in the prior quarter and $716.7 billion in the third quarter of fiscal year 2017. Average long-term AUM was $685.3 billion compared to $675.1 billion in the prior quarter and $625.8 billion in the third quarter of fiscal year 2017.

Quarterly Performance

At December 31, 2017:	1-Year	3-Year	5-Year	10-Year
% of Strategy AUM beating Benchmark[4]	74%	75%	75%	87%

% of Long-Term U.S. Fund Assets Beating Lipper Category Average
Fixed Income	81%	76%	78%	89%
Equity	35%	50%	45%	66%
Alternatives (performance relates to only 3 funds)	16%	93%	100%	n/a
Total U.S. Fund Assets	56%	62%	61%	76%

(4) See “Supplemental Data Regarding Quarterly Performance.”

Of Legg Mason’s long-term U.S. mutual fund assets, 49% were in funds rated 4 or 5 stars by Morningstar

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Second Quarter of Fiscal Year 2018

Net income was $149.2 million, or $1.58 per diluted share, compared to net income of $75.7 million, or $0.78 per diluted share, in the second quarter of fiscal year 2018. In addition to the net impact of the factors listed below, the increased earnings were driven by higher average AUM and higher non-pass through performance fees.
This quarter's results included:

•	One-time non-cash tax benefit of $213.7 million, or $2.27 per diluted share, related to the new tax law.

•	Non-cash intangible asset impairment charge of $195.0 million, or $1.62 per diluted share.

•	Discrete tax expense items of $7.4 million, or $0.08 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.3 million, or $0.01 per diluted share.
The prior quarter's results included:

•	Severance charges of $1.7 million, or $0.01 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.4 million, or $0.01 per diluted share.

•	Year-to-date annualization tax benefit of $1.2 million, or $0.01 per diluted share.

Operating revenues of $793.1 million were up 3% compared to $768.3 million in the prior quarter reflecting:

•	An increase in non-pass through performance fees of $28.0 million, which more than offset a decrease in pass through performance fees of $9.9 million.

•	Excluding performance fees, operating revenues increased 1% due to higher average long-term AUM.

Operating expenses were $820.4 million compared to $623.9 million in the prior quarter, but excluding the non-cash impairment charge of $195.0 million, expenses were up less than 1%, reflecting:

•	Lower compensation of $5.9 million driven by the decrease in Clarion pass through performance fees.

•	Increases in Communications & Technology expenses and Other Expenses of $2.9 million and $3.3 million, respectively.

•
A $4.3 million gain in the market value of deferred compensation and seed investments which is recorded as an increase in compensation and benefits with an offset in non-operating income, as compared to a $4.8 million gain in the prior quarter.

Non-operating expense was $13.5 million, as compared to $18.1 million in the prior quarter reflecting:

•	Gains on corporate investments, not offset in compensation, were $1.5 million compared with gains of $2.4 million in the prior quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $7.9 million gain associated with the consolidation of sponsored investment vehicles compared to a $2.1 million gain in the prior quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was (3.4%) compared to 18.8% in the prior quarter, reflecting the impact of the non-cash impairment charge of $195.0 million. Operating margin, as adjusted5, was 27.2%, as compared to 24.9% in the prior quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $13.6 million compared to $10.4 million in the prior quarter, principally related to Clarion, EnTrustPermal, RARE and Royce.

(5) See "Use of Supplemental Non-GAAP Financial Information."

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Operating Results - Comparison to the Third Quarter of Fiscal Year 2017

Net income was $149.2 million, or $1.58 per diluted share, compared to net income of $51.4 million, or $0.50 per diluted share, in the third quarter of fiscal year 2017. In addition to the factors listed below, the increased earnings were driven by higher average long-term AUM and higher non-pass through performance fees.
This quarter's results included:

•	One-time non-cash tax benefit of $213.7 million, or $2.27 per diluted share, related to the new tax law.

•	Non-cash intangible asset impairment charge of $195.0 million, or $1.62 per diluted share.

•	Discrete tax expense items of $7.4 million, or $0.08 per diluted share.

•	EnTrustPermal acquisition and transition-related costs of $1.3 million, or $0.01 per diluted share.
The prior year quarter's results included:

•	Non-cash impairment charges of $35.0 million, or $0.25 per diluted share.

•	A credit of $14.5 million, or $0.10 per diluted share, related to contingent consideration fair value adjustments.

•	A gain of $4.0 million, or $0.03 per diluted share, on the sale of Legg Mason Poland.

•	EnTrustPermal acquisition and transition-related costs of $3.0 million, or $0.02 per diluted share.
Operating revenues of $793.1 million were up 11% compared with $715.2 million in the prior year quarter reflecting:

•	Increases principally due to higher average long-term AUM.

•	An increase in non-pass through performance fees of $28.3 million, and an increase in pass through performance fees of $7.7 million.

Operating expenses of $820.4 million were up 36% compared with $604.1 million in the prior year quarter reflecting:

•	A non-cash impairment charge related to an intangible asset of $195.0 million, compared with non-cash impairment charges of $35.0 million in the prior year quarter.

•	Increased compensation, related to increased revenues driven by higher average long-term AUM and performance fees.

•	Acquisition and transition-related charges of $1.3 million, as compared with $3.0 million in the prior year.

•	The prior year quarter included a contingent consideration credit adjustment of $14.5 million.

•
A $4.3 million gain in the market value of deferred compensation and seed investments, which is recorded as an increase in compensation and benefits with an offset in non-operating income, compared with a gain of $1.5 million in the prior year quarter.

Non-operating expense was $13.5 million, compared to $20.2 million in the prior year quarter reflecting:

•	A $4.0 million gain on the sale of Legg Mason Poland in the prior year quarter.

•	Gains on corporate investments, not offset in compensation, were $1.5 million compared with gains of $1.3 million in the prior year quarter.

•	Gains on funded deferred compensation and seed investments, as described above.

•
A $7.9 million gain associated with the consolidation of sponsored investment vehicles, as compared to an $0.8 million gain in the prior year quarter. The consolidation of sponsored investment vehicles has no impact on net income as the effects of consolidation are fully attributable to noncontrolling interests.

Operating margin was (3.4%) as compared to 15.5% in the prior year quarter reflecting the impact of the non-cash impairment charge of $195.0 million. Operating margin, as adjusted, was 27.2%, as compared to 23.9% in the prior year quarter.

Net income attributable to noncontrolling interests, excluding consolidated investment vehicles, was $13.6 million, compared to $13.1 million in the prior year quarter, principally related to Clarion, EnTrustPermal, RARE and Royce.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Quarterly Business Developments and Recent Announcements

•
Morningstar Inc. announced nominees for the U.S. Fixed Income Manager of the Year, which included David Hoffman, Stephen Smith, John McIntyre, and Anujeet Sareen for Brandywine Global's, Global Opportunities Bond Fund (GOBSX) and Western Asset's Ken Leech and team for the Western Asset Core Plus Bond Fund (WACPX).

•	Legg Mason, Brandywine Global, ClearBridge Investments and Western Asset were all recognized by Pensions & Investments (P&I) in their Best Places to Work in Investment Management survey for 2017.

•	Legg Mason was ranked #73 overall and #3 among 30 Capital Markets companies in the Forbes/Just Capital, Just 100 annual ranking.

•	RARE Infrastructure was named 2017 Listed Infrastructure Manager of the Year by Professional Pensions, a leading financial publication in the UK.

•
Western Asset was ranked #1 in four out of seven categories in Chief Investment Officers' fifth annual ranking of liability driven investment (LDI) providers. Western was the top-ranked provider in the following categories: Responsiveness, Timely Reporting, Knowledge Sharing and Accessibility to Investment Team.

•
On November 28, 2017, Legg Mason announced that Michelle Goldberg, a venture capital investor, and Alison Quirk, a financial services industry senior executive, were appointed to its Board of Directors, effective immediately.

•	On December 22, 2017, Legg Mason repurchased all of the shares of the Company's common stock beneficially owned by Shanda Asset Management Investment Limited ("Shanda") in a private transaction.

Balance Sheet
At December 31, 2017, Legg Mason’s cash position was $680 million.  Total debt was $2.5 billion and stockholders' equity was $3.8 billion.  The ratio of total debt to total capital was 39%, an increase from 36% in the prior quarter.  Seed investments totaled $271 million.

In the third fiscal quarter, the Company retired $299 million, or 7.5 million shares.  The net impact of the share activity reduced the weighted average shares by 1.5 million. These repurchases included 5.6 million shares that the Company repurchased from Shanda in a private transaction funded by a draw on its revolver.

Conference Call to Discuss Results
A conference call to discuss the Company's results, hosted by Joseph A. Sullivan, will be held at 5:00 p.m. EST today. The call will be open to the general public. Interested participants should access the call by dialing 1-800-447-0521 (or for international calls 1-847-413-3238), confirmation number 46274803, at least 10 minutes prior to the scheduled start to ensure connection. A live, listen-only webcast will also be available via the Investor Relations section of www.leggmason.com.
The presentation slides that will be reviewed during the discussion of the conference call will be available on the Investor Relations section of the Legg Mason website shortly after the release of the financial results.
A replay of the live broadcast will be available on the Legg Mason website, www.leggmason.com, in the Investor Relations section, or by dialing 1-888-843-7419 (or for international calls 1-630-652-3042), enter pass code 46274803# when prompted. Please note that the replay will be available beginning at 8:00 p.m. EST on Wednesday, January 24, 2018, and ending at 11:59 p.m. EST on Wednesday, February 7, 2018.

About Legg Mason
Guided by a mission of Investing to Improve LivesTM, Legg Mason helps investors globally achieve better financial outcomes by expanding choice across investment strategies, vehicles and investor access through independent investment managers with diverse expertise in equity, fixed income, alternative and liquidity investments.  Legg Mason’s assets under management are $767 billion as of December 31, 2017.  To learn more, visit our web site, our newsroom, or follow us on LinkedIn, Twitter, or Facebook.
This release contains forward-looking statements subject to risks, uncertainties and other factors that may cause actual results to differ materially. For a discussion of these risks and uncertainties, see "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Legg Mason's Annual report on Form 10-K for the fiscal year ended March 31, 2017 and in the Company’s quarterly reports on Form 10-Q.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

Supplemental Data Regarding Quarterly Performance

Strategy Performance
For purposes of investment performance comparisons, strategies are an aggregation of discretionary portfolios (separate accounts, investment funds, and other products) into a single group that represents a particular investment objective. In the case of separate accounts, the investment performance of the account is based upon the performance of the strategy to which the account has been assigned. Each of our asset managers has its own specific guidelines for including portfolios in their strategies. For those managers which manage both separate accounts and investment funds in the same strategy, the performance comparison for all of the assets is based upon the performance of the separate account.

Approximately eighty-seven percent of total AUM is included in strategy AUM as of December 31, 2017, although not all strategies have three-, five-, and ten-year histories. Total strategy AUM includes liquidity assets. Certain assets are not included in reported performance comparisons. These include: accounts that are not managed in accordance with the guidelines outlined above; accounts in strategies not marketed to potential clients; accounts that have not yet been assigned to a strategy; and certain smaller products at some of our affiliates.

Past performance is not indicative of future results.  For AUM included in institutional and retail separate accounts and investment funds managed in the same strategy as separate accounts, performance comparisons are based on gross-of-fee performance. For investment funds which are not managed in a separate account format, performance comparisons are based on net-of-fee performance. Funds-of-hedge funds generally do not have specified benchmarks. For purposes of this comparison, performance of those products is net of fees, and is compared to the relevant HFRX index. These performance comparisons do not reflect the actual performance of any specific separate account or investment fund; individual separate account and investment fund performance may differ. The information in this presentation is provided solely for use regarding this presentation, and is not directed toward existing or potential clients of Legg Mason.

Long-term US Fund Assets Beating Lipper Category Average
Long-term US fund assets include open-end, closed-end, and variable annuity funds. These performance comparisons do not reflect the actual performance of any specific fund; individual fund performance may differ. Past performance is not a guarantee of future results. Source: Lipper Inc.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended
	December	September	December	December	December
	2017	2017	2016	2017	2016
Operating Revenues:
Investment advisory fees:
Separate accounts (1)	$255,696	$253,128	$231,922	$758,870	$692,103
Funds	395,370	393,035	368,962	1,170,633	1,109,504
Performance fees	58,926	40,821	22,913	181,284	82,342
Distribution and service fees (1)	81,463	80,668	90,195	241,037	276,122
Other	1,635	686	1,249	3,446	3,705
Total operating revenues	793,090	768,338	715,241	2,355,270	2,163,776

Operating Expenses: (2)
Compensation and benefits	362,071	367,951	327,862	1,143,329	1,054,817
Distribution and servicing	124,254	123,634	123,191	370,237	376,722
Communications and technology	54,239	51,299	52,630	155,841	156,643
Occupancy	24,982	25,171	23,537	74,561	87,237
Amortization of intangible assets	6,071	6,082	7,277	18,492	19,251
Impairment of intangible assets	195,000	—	35,000	229,000	35,000
Contingent consideration fair value adjustments	739	—	(14,500)	(15,811)	(39,500)
Other	53,067	49,782	49,078	155,330	161,252
Total operating expenses	820,423	623,919	604,075	2,130,979	1,851,422

Operating Income (Loss)	(27,333)	144,419	111,166	224,291	312,354

Non-Operating Income (Expense):
Interest income	1,827	1,572	1,713	4,867	5,106
Interest expense	(29,088)	(29,077)	(29,495)	(87,431)	(81,985)
Other income, net	5,519	7,289	6,126	24,196	22,686
Non-operating income of
consolidated investment vehicles, net	8,225	2,094	1,458	11,316	9,892
Total non-operating income (expense)	(13,517)	(18,122)	(20,198)	(47,052)	(44,301)

Income (Loss) Before Income Tax Provision
(Benefit)	(40,850)	126,297	90,968	177,239	268,053

Income tax provision (benefit)	(209,396)	38,673	26,441	(142,468)	71,654

Net Income	168,546	87,624	64,527	319,707	196,399
Less: Net income attributable
to noncontrolling interests	19,324	11,960	13,088	43,901	45,067

Net Income Attributable to Legg Mason, Inc.	$149,222	$75,664	$51,439	$275,806	$151,332

				(Continued)

(1) For the quarters ended December 31, 2017, September 30, 2017 and June 30, 2017, separate accounts advisory fees include $15.2 million, $13.8 million and $12.4 million, respectively, of revenue relating to retail separately managed accounts for which revenues were previously classified as Distribution and service fees. See note 2 on page 12.

(2) Operating expenses include acquisition and transition-related costs related to business combinations.

Acquisition and transition-related costs:
Compensation	$1,099	$1,115	$3,763	$4,578	$40,770
Occupancy	72	(23)	(962)	170	13,217
Other	141	266	222	484	18,997
Total acquisition and transition-related costs	$1,312	$1,358	$3,023	$5,232	$72,984

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME, CONTINUED
(Amounts in thousands, except per share amounts)
(Unaudited)

	Quarters Ended			Nine Months Ended
	December	September	December	December	December
	2017	2017	2016	2017	2016

Net Income Attributable to Legg Mason, Inc.	$149,222	$75,664	$51,439	$275,806	$151,332

Less: Earnings (distributed and undistributed)
allocated to participating securities (1)	5,347	2,687	1,706	9,639	4,874

Net Income (Distributed and Undistributed)
Allocated to Shareholders (Excluding
Participating Securities)	$143,875	$72,977	$49,733	$266,167	$146,458

Net Income per Share Attributable to
Legg Mason, Inc. Shareholders:
Basic	$1.59	$0.78	$0.50	$2.87	$1.44

Diluted	$1.58	$0.78	$0.50	$2.86	$1.43

Weighted-Average Number of Shares
Outstanding:
Basic	90,377	93,087	99,403	92,770	101,897
Diluted	90,833	93,496	99,568	93,199	102,102

(1)
Participating securities excluded from weighted-average number of shares outstanding were 3,357, 3,417, and 3,404 for the quarters ended December 2017, September 2017, and December 2016, respectively, and 3,322 and 3,329 for the nine months ended December 2017 and December 2016, respectively.

LEGG MASON, INC. AND SUBSIDIARIES
CONSOLIDATING STATEMENTS OF INCOME
(Amounts in thousands)
(Unaudited)
	Quarters Ended
	December 2017			September 2017			December 2016

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$793,373	$(283)	$793,090	$768,361	$(23)	$768,338	$715,601	$(360)	$715,241
Total operating expenses	819,984	439	820,423	623,814	105	623,919	604,075	—	604,075
Operating Income (Loss)	(26,611)	(722)	(27,333)	144,547	(128)	144,419	111,526	(360)	111,166
Non-operating income (expense)	(19,970)	6,453	(13,517)	(19,794)	1,672	(18,122)	(20,545)	347	(20,198)
Income (Loss) Before Income Tax Provision (Benefit)	(46,581)	5,731	(40,850)	124,753	1,544	126,297	90,981	(13)	90,968
Income tax provision (benefit)	(209,396)	—	(209,396)	38,673	—	38,673	26,441	—	26,441
Net Income	162,815	5,731	168,546	86,080	1,544	87,624	64,540	(13)	64,527
Less: Net income (loss) attributable
to noncontrolling interests	13,593	5,731	19,324	10,416	1,544	11,960	13,101	(13)	13,088
Net Income Attributable to Legg Mason, Inc.	$149,222	$—	$149,222	$75,664	$—	$75,664	$51,439	$—	$51,439

	Nine Months Ended
	December 2017			December 2016

	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals	Balance Before Consolidation of Consolidated Investment Vehicles and Other (1)	Consolidated Investment Vehicles and Other (1)	Consolidated Totals

Total operating revenues	$2,355,620	$(350)	$2,355,270	$2,164,162	$(386)	$2,163,776
Total operating expenses	2,130,412	567	2,130,979	1,851,199	223	1,851,422
Operating Income (Loss)	225,208	(917)	224,291	312,963	(609)	312,354
Non-operating income (expense)	(55,892)	8,840	(47,052)	(53,063)	8,762	(44,301)
Income Before Income Tax Provision (Benefit)	169,316	7,923	177,239	259,900	8,153	268,053
Income tax provision (benefit)	(142,468)	—	(142,468)	71,654	—	71,654
Net Income	311,784	7,923	319,707	188,246	8,153	196,399
Less: Net income attributable
to noncontrolling interests	35,978	7,923	43,901	36,914	8,153	45,067
Net Income Attributable to Legg Mason, Inc.	$275,806	$—	$275,806	$151,332	$—	$151,332

(1) Other represents consolidated sponsored investment products that are not designated as CIVs

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF OPERATING MARGIN, AS ADJUSTED (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended

	December	September	December	December	December
	2017	2017	2016	2017	2016

Operating Revenues, GAAP basis	$793,090	$768,338	$715,241	$2,355,270	$2,163,776

Plus (less):
Pass-through performance fees	(9,970)	(19,874)	(2,250)	(95,275)	(52,681)
Operating revenues eliminated upon
consolidation of investment vehicles	283	23	360	350	386
Distribution and servicing expense excluding
consolidated investment vehicles	(124,071)	(123,578)	(123,326)	(369,998)	(376,722)

Operating Revenues, as Adjusted	$659,332	$624,909	$590,025	$1,890,347	$1,734,759

Operating Income (Loss), GAAP basis	$(27,333)	$144,419	$111,166	$224,291	$312,354

Plus (less):
Gains on deferred compensation
and seed investments, net	4,333	4,824	1,474	14,585	9,072
Impairment of intangible assets	195,000	—	35,000	229,000	35,000
Amortization of intangible assets	6,071	6,082	7,277	18,492	19,251
Contingent consideration fair value adjustments	739	—	(14,500)	(15,811)	(39,500)
Operating loss of consolidated investment
vehicles, net	722	128	360	917	609

Operating Income, as Adjusted	$179,532	$155,453	$140,777	$471,474	$336,786

Operating Margin, GAAP basis	(3.4)%	18.8%	15.5%	9.5%	14.4%
Operating Margin, as Adjusted	27.2	24.9	23.9	24.9	19.4

(1) See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES
TO ADJUSTED EBITDA (1)
(Amounts in thousands)
(Unaudited)

	Quarters Ended			Nine Months Ended

	December	September	December	December	December
	2017	2017	2016	2017	2016

Cash provided by (used in) operating activities, GAAP basis	$117,323	$289,329	$209,102	$293,072	$346,961

Plus (less):
Interest expense, net of accretion and amortization
of debt discounts and premiums	28,503	28,343	28,534	85,176	78,927
Current tax expense	8,823	9,662	(2,981)	24,557	11,925
Net change in assets and liabilities	25,077	(145,656)	(108,242)	92,744	21,346
Net change in assets and liabilities
of consolidated investment vehicles	21,873	1,235	43,732	54,897	(15,041)
Net income attributable to noncontrolling interests	(19,324)	(11,960)	(13,088)	(43,901)	(45,067)
Net gains (losses) and earnings on investments	(4,163)	1,491	2,432	2,874	(959)
Net gains on consolidated investment vehicles	8,225	2,094	1,458	11,316	9,892
Other	663	194	(638)	934	(1,137)

Adjusted EBITDA	$187,000	$174,732	$160,309	$521,669	$406,847

(1)	See explanations for "Use of Supplemental Non-GAAP Financial Information."

LEGG MASON, INC. AND SUBSIDIARIES
(Amounts in billions)
(Unaudited)
Assets Under Management
	Quarters Ended
By asset class:	December 2017	September 2017	June 2017	March 2017	December 2016
Equity	$207.6	$201.2	$196.2	$179.8	$169.0
Fixed Income	420.1	411.9	403.6	394.3	381.1
Alternative	66.3	65.8	66.5	67.9	71.5
Long-Term Assets	694.0	678.9	666.3	642.0	621.6
Liquidity	73.2	75.5	74.9	86.4	88.8
Total	$767.2	$754.4	$741.2	$728.4	$710.4

	Quarters Ended					Nine Months Ended
By asset class (average):	December 2017	September 2017	June 2017	March 2017	December 2016	December 2017	December 2016
Equity	$204.7	$198.9	$190.6	$174.2	$166.7	$197.9	$165.1
Fixed Income	414.8	410.2	400.7	388.1	387.8	408.7	385.2
Alternative	65.8	66.0	67.4	70.4	71.3	66.4	66.0
Long-Term Assets	685.3	675.1	658.7	632.7	625.8	673.0	616.3
Liquidity	74.6	75.2	81.6	86.2	90.9	77.6	103.4
Total	$759.9	$750.3	$740.3	$718.9	$716.7	$750.6	$719.7

Component Changes in Assets Under Management
	Quarters Ended					Nine Months Ended
	December 2017	September 2017	June 2017	March 2017	December 2016	December 2017	December 2016
Beginning of period	$754.4	$741.2	$728.4	$710.4	$732.9	$728.4	$669.6
Net client cash flows:
Equity	(3.2)	(2.4)	1.0	3.1	(3.7)	(4.6)	(8.4)
Fixed Income	5.4	0.9	0.3	3.5	0.5	6.6	7.3
Alternative	—	(0.7)	(0.8)	(2.7)	(0.8)	(1.5)	(4.4)
Long-Term flows	2.2	(2.2)	0.5	3.9	(4.0)	0.5	(5.5)
Liquidity	(2.3)	0.2	(11.5)	(3.1)	(6.9)	(13.6)	(24.2)
Total net client cash flows	(0.1)	(2.0)	(11.0)	0.8	(10.9)	(13.1)	(29.7)
Realizations(1)	(0.3)	(0.5)	(1.3)	—	—	(2.2)	—
Market performance and other(2)	13.5	13.5	24.7	17.1	(2.3)	51.8	25.7
Impact of foreign exchange	(0.4)	2.2	0.7	4.0	(8.4)	2.5	(5.4)
Acquisitions (disposition), net	0.1	—	(0.3)	(3.9)	(0.9)	(0.2)	50.2
End of period	$767.2	$754.4	$741.2	$728.4	$710.4	$767.2	$710.4

(1) Realizations represent investment manager-driven distributions primarily related to the sale of assets. Realizations are specific to our alternative managers and do not include client-driven distributions (e.g. client requested redemptions, liquidations or asset transfers). Realizations of $0.2 billion, $0.4 billion, $0.4 billion, and $0.3 billion were included in net client cash flows for the quarters ended March 31, 2017, December 31, 2016, September 30, 2016, and June 30, 2016, respectively.

(2) For the quarter ended June 30, 2017, Other includes a reclass, effective April 1, 2017, of $16.0 billion of certain assets which were previously included in Assets Under Advisement to Assets Under Management, specifically retail separately managed account programs that operate and have fee rates comparable to programs managed on a fully discretionary basis. These Assets Under Advisement as of the quarters ended March 31, 2017, December 31, 2016, and September 30, 2016 were $16.0 billion, $13.7 billion, and $12.8 billion, respectively. The quarter ended September 30, 2017 includes a reclassification of $1.0 billion from long-term net client cash flows to Market performance and other related to this AUM. For the quarter ended June 30, 2017, Other also includes a $3.7 billion reconciliation to previously reported amounts.

(3) Due to effects of rounding, the sum of the quarterly results may differ immaterially from the year-to-date results.

News Release

Use of Supplemental Non-GAAP Financial Information

As supplemental information, we are providing a performance measure for "Operating Margin, as Adjusted" and a liquidity measure for "Adjusted EBITDA", each of which are based on methodologies other than generally accepted accounting principles ("non-GAAP"). Our management uses these measures as benchmarks in evaluating and comparing our period-to-period operating performance and liquidity.

Operating Margin, as Adjusted
We calculate “Operating Margin, as Adjusted,” by dividing (i) Operating Income, adjusted to exclude the impact on compensation expense of gains or losses on investments made to fund deferred compensation plans, the impact on compensation expense of gains or losses on seed capital investments by our affiliates under revenue sharing agreements, amortization related to intangible assets, income (loss) of consolidated investment vehicles, the impact of fair value adjustments of contingent consideration liabilities, if any, and impairment charges by (ii) our operating revenues, adjusted to add back net investment advisory fees eliminated upon consolidation of investment vehicles, less distribution and servicing expenses which we use as an approximate measure of revenues that are passed through to third parties, and less performance fees that are passed through as compensation expenses or net income (loss) attributable to non-controlling interests, which we refer to as “Operating Revenues, as Adjusted”.  The deferred compensation items are removed from Operating Income in the calculation because they are offset by an equal amount in Non-operating income (expense), and thus have no impact on Net Income Attributable to Legg Mason, Inc.  We adjust for the impact of amortization of management contract assets and the impact of fair value adjustments of contingent consideration liabilities, if any, which arise from acquisitions to reflect the fact that these items distort comparison of our operating results with results of other asset management firms that have not engaged in significant acquisitions. Impairment charges and income (loss) of consolidated investment vehicles are removed from Operating Income in the calculation because these items are not reflective of our core asset management operations. We use Operating Revenues, as Adjusted in the calculation to show the operating margin without distribution and servicing expenses, which we use to approximate our distribution revenues that are passed through to third parties as a direct cost of selling our products, although distribution and servicing expenses may include commissions paid in connection with the launching of closed-end funds for which there is no corresponding revenue in the period. We also use Operating Revenues, as Adjusted in the calculation to show the operating margin without performance fees, which are passed through as compensation expense or net income (loss) attributable to non-controlling interests per the terms of certain more recent acquisitions. Operating Revenues as adjusted also include our advisory revenues we receive from consolidated investment vehicles that are eliminated in consolidation under GAAP.

We believe that Operating Margin, as Adjusted, is a useful measure of our performance because it provides a measure of our core business activities. It excludes items that have no impact on Net Income Attributable to Legg Mason, Inc. and indicates what our operating margin would have been without the distribution revenues that are passed through to third parties as a direct cost of selling our products, performance fees that are passed through as compensation expense or net income (loss) attributable to non-controlling interests per the terms of certain more recent acquisitions, amortization related to intangible assets, changes in the fair value of contingent consideration liabilities, if any, impairment charges, and the impact of the consolidation of certain investment vehicles described above. The consolidation of these investment vehicles does not have an impact on Net Income Attributable to Legg Mason, Inc.  This measure is provided in addition to our operating margin calculated under GAAP, but is not a substitute for calculations of margins under GAAP and may not be comparable to non-GAAP performance measures, including measures of adjusted margins of other companies.

Adjusted EBITDA
We define Adjusted EBITDA as cash provided by (used in) operating activities plus (minus) interest expense, net of accretion and amortization of debt discounts and premiums, current income tax expense (benefit), the net change in assets and liabilities, net (income) loss attributable to noncontrolling interests, net gains (losses) and earnings on investments, net gains (losses) on consolidated investment vehicles, and other. The net change in assets and liabilities adjustment aligns with the Consolidated Statements of Cash Flows. Adjusted EBITDA is not reduced by equity-based compensation expense, including management equity plan non-cash issuance-related charges. Most management equity plan units may be put to or called by Legg Mason for cash payment, although their terms do not require this to occur.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset

News Release

We believe that this measure is useful to investors and us as it provides additional information with regard to our ability to meet working capital requirements, service our debt, and return capital to our shareholders. This measure is provided in addition to Cash provided by operating activities and may not be comparable to non-GAAP performance measures or liquidity measures of other companies, including their measures of EBITDA or Adjusted EBITDA. Further, this measure is not to be confused with Net Income, Cash provided by operating activities, or other measures of earnings or cash flows under GAAP, and are provided as a supplement to, and not in replacement of, GAAP measures.

We have previously disclosed Adjusted EBITDA that conformed to calculations required by our debt covenants, which adjusted for certain items that required cash settlement that are not part of the current definition.

Brandywine Global | Clarion Partners | ClearBridge Investments | EnTrustPermal | Martin Currie | QS Investors | RARE Infrastructure | Royce & Associates | Western Asset